UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 10, 2010
GENOMIC HEALTH, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51541	77-0552594
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

301 Penobscot Drive
Redwood City, CA	94063
(Address of principal executive offices)	(Zip Code)
(650) 556-9300
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
     The following actions were taken at the Annual Meeting of Stockholders of Genomic Health, Inc., held on June 10, 2010:
1. The following Directors were elected to serve until the 2011 Annual Meeting or until their successors are duly elected and qualified:

			Broker
	For	Withheld	Non-Votes
Randal W. Scott, Ph.D.	15,774,354	28,137	3,011,248

Kimberly J. Popovits	15,778,718	23,773	3,011,248

Julian C. Baker	15,230,393	572,098	3,011,248

Brook H. Byers	15,780,948	21,543	3,011,248

Fred E. Cohen, M.D., D.Phil.	15,779,751	22,740	3,011,248

Samuel D. Colella	15,780,226	22,265	3,011,248

Ginger L. Graham	15,654,598	147,893	3,011,248

Randall S. Livingston	15,779,551	22,940	3,011,248

Woodrow A. Myers, Jr., M.D.	15,780,751	21,740	3,011,248

2. The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2010 fiscal year was approved.

For	Against	Abstain
18,765,011	40,454	8,274

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Dated: June 14, 2010

GENOMIC HEALTH, INC.
By:	/s/ G. Bradley Cole
G. Bradley Cole
Chief Operating Officer and Chief Financial Officer